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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63738 and Form S-8 No. 33-57687) pertaining to the Atmos Energy Corporation Employee Stock Ownership Plan and Trust of our report dated June 5, 2001, with respect to the financial statements and supplemental schedules of the Atmos Energy Corporation Employee Stock Ownership Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                        ERNST & YOUNG LLP

Dallas, Texas
June 25, 2001